Exhibit 1

SUMMARY OF THE RESOLUTIONS ADOPTED BY THE SHAREHOLDERS AT THE ANNUAL GENERAL ORDINARY SHAREHOLDERS’ MEETING AND AT THE EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING OF VISTA OIL & GAS, S.A.B. DE C.V., HELD ON APRIL 26TH, 2022

In Mexico City, United Mexican States (“Mexico”), at 10:00 a.m. on April 26th, 2022, the shareholders of Vista Oil & Gas, S.A.B. de C.V. (the “Company”), appeared at the meeting room located at Torre Virreyes, Pedregal No. 24, Floor 24, Colonia Molino del Rey, Zip Code 11040, Miguel Hidalgo, in order to hold the annual ordinary shareholders’ meeting (the “Annual General Ordinary Meeting”) and an extraordinary general shareholders’ meeting (the “General Extraordinary Meeting”), to which they were duly and previously called by means of the notice published on March 16th, 2022, through the Electronic System of Publications of Commercial Companies (Sistema Electrónico de Publicaciones de Sociedades Mercantiles) of the Ministry of Economy (Secretaría de Economía).

The teller (escrutador), after reviewing the deposit certificates (constancias de depósito) and other documents exhibited by the attendee to evidence its legal capacity, certified that (i) with respect to the Annual General Ordinary Meeting, 48,835,722 shares of the 89,197,408 outstanding shares (i.e. 54.75015821%) of the capital stock of the Company were represented, a percentage sufficient to hold the Annual Ordinary General Meeting, in accordance with Article Twenty-Third of the Company’s bylaws in force, and (ii) with respect to the General Extraordinary Meeting, 86,401,632 shares of the 89,197,408 outstanding shares (i.e. 96.86563089%) of the capital stock of the Company were represented, which is sufficient percentage to hold the Extraordinary General Meeting, in accordance with Article Twenty-Third of the Company’s bylaws in force. Therefore, the Ordinary and Extraordinary General Shareholders’ Meeting was declared as legally convened.

With respect to each of the items of the Agenda addressed and discussed in the Annual General Ordinary Meeting and the General Extraordinary Meeting, below are (i) the resolutions adopted in connection therewith by the shareholders represented at both the Annual Ordinary General Meeting and the Extraordinary General Meeting, as well as (ii) the vote tally of the shares represented at such Ordinary and Extraordinary Annual General Meeting.

ORDINARY ANNUAL GENERAL MEETING

FIRST ITEM OF THE AGENDA

Presentation, discussion and, if applicable, approval of the Company’s Chief Executive Officer report prepared in accordance with Article 172 of the LGSM and Articles 28, section IV and 44, section XI of the Securities Market Law (Ley del Mercado de Valores; “LMV”), same which includes the presentation of the individual and consolidated financial statements of the Company, together with the external auditor´s report, in connection with the results and operations of the Company for the fiscal year ended on December 31, 2021, as well as the Board of Director’s opinion regarding the content of such report issued by the Chief Executive Officer of the Company.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the first item of the Agenda:

“For all legal purposes, the report issued by the Chief Executive Officer of the Company with respect to the results and operations of the Company for the period between January 1 to December 31, 2021, rendered in accordance with Article 172 of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles), Articles 28, section IV and 44, section XI of the Securities Market Law (Ley del Mercado de Valores), in order to comply with the provisions of Article 28, section IV, subsection b) of the aforementioned Securities Market Law (Ley del Mercado de Valores) and Article Forty Second of the Company’s By-Laws is hereby deemed as submitted and approved, in the terms in which such report was made available to the shareholders of the Company.

Likewise, for all legal purposes, the opinion rendered by the Board of Directors of the Company regarding the content of the report submitted by the Company’s Chief Executive Officer and approved by the shareholders of the Company, as provided above, in compliance with Article 28, section IV, subsection c) of the Securities Market Law (Ley del Mercado de Valores) is hereby deemed as submitted and approved, in the terms in which such opinion was made available to the shareholders of the Company.

Lastly, for all legal purposes, the report issued by Mancera, S.C., Member of Ernst Young Global Limited as external auditor of the Company with respect to the consolidated financial statements of the Company and subsidiaries which comprise the statement of financial consolidated position as of December 31, 2021, and the related income statement, and other consolidated comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows for the period ended on such date, as well as the explanatory notes to the financial statements, including a summary of the significant accounting policies, stating that the consolidated financial statements present fairly, in all material aspects, the consolidated financial position of the Company and subsidiaries as of December 31, 2021, as well as its financial performance and cash flows for the period ended as of such date, in accordance with the International Financial Reporting Standards, in each case, in the terms in which such report was made available to the shareholders of the Company.”

With respect to the first item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 48,835,722 shares present and represented at the Shareholders’ Ordinary Annual General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 42,442,776 shares (representing 86.90928333% of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting), (ii) dissenting vote of 292,799 shares, and (iii) abstention of 6,100,147 shares.

SECOND ITEM OF THE AGENDA

Presentation, discussion and, if applicable, approval of the Company’s Board of Directors report pursuant to Article 172, section b) of the LGSM, on the main accounting and reporting policies and criteria used by the Company in the preparation of its financial information.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the second item of the Agenda:

“For all legal purposes, the report prepared by the Board of Directors of the Company pursuant to Article 172, section b), of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles) regarding the main accounting and reporting policies and criteria followed by the Company in the preparation of the financial information, is hereby deemed as submitted and approved in the terms in which such report was made available to the shareholders of the Company”.

With respect to the second item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 48,835,722 shares present and represented at the Ordinary Annual General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 42,370,624 shares (representing 86.76153902%of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting),(ii) dissenting vote of 295,759 shares and (iii) abstention of 6,169,339 shares.

THIRD ITEM OF THE AGENDA

Presentation, discussion and, if applicable, approval of the Company’s Board of Directors report on the operations and activities in which such Board of Directors intervened pursuant to Article 28, section IV, subsection e) of the LMV.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the third item of the Agenda:

“For all legal purposes, the report issued by the Board of Directors of the Company pursuant to Article 28, section IV, subsection e) of the Securities Market Law (Ley del Mercado de Valores) regarding to the operations and activities in which such Board of Directors intervened during the fiscal year ended on December 31, 2021, as provided in the Securities Market Law (Ley del Mercado de Valores), is hereby deemed as submitted and approved, and each and every one of the actions carried out by the Board of Directors of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company”.

With respect to the third item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 48,835,722 shares present and represented at the Ordinary Annual General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 42,368,905 shares (representing 86.75801906%of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting), (ii) dissenting vote of 295,616 shares, and (iii) abstention of 6,171,201 shares.

FOURTH ITEM OF THE AGENDA

Presentation, discussion and, if applicable, approval of the annual reports of the chairmen of the Audit Committee and Corporate Practices Committee regarding the activities carried out by such committees pursuant to Article 43, subsections I and II of the LMV.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the fourth item of the Agenda:

“For all legal purposes, the report of the Audit Committee of the Company, rendered in terms of Article 43, subsections II of the Securities Market Law (Ley del Mercado de Valores) and Article Thirty Eighth of the Company’s By-Laws, with respect to the activities carried out by such Audit Committee during the period between January 1 to December 31,2021, is hereby deemed as submitted and approved, and each and every action carried out by the Audit Committee of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company.

Likewise, for all legal purposes, the report of the Corporate Practices Committee of the Company, rendered in terms of Article 43, subsection I of the Securities Market Law (Ley del Mercado de Valores) and Article Thirty Eighth of the Company’s By-Laws, with respect to the activities carried out by such Corporate Practices Committee during the period between January 1 to December 31, 2021, is hereby deemed as submitted and approved, and each and every action carried out by the Corporate Practices Committee of the Company in exercise of its authorities, as provided in such report, are hereby ratified, in the terms in which such report was made available to the shareholders of the Company”.

With respect to the fourth item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 48,835,722 shares present and represented at the Ordinary Annual General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 42,369,095 shares (representing 86.75840812%of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting), (ii) dissenting vote of 295,241 shares, and (iii) abstention of 6,171,386 shares.

FIFTH ITEM OF THE AGENDA

Proposal, discussion and, if applicable, approval, of the replacement of Mark Bly by Gérard Martelo as a member of the Board of Directors of the Company.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the fifth item of the Agenda:

“In this act, it is considered as rendered and approved, for all legal purposes, the substitution of Mark Bly for Gérard Martellozo as proprietary member of the Board of Directors of the Company, in terms of Article 24 of the LMV and Article Twenty Sixth of the Company’s bylaws in force.”

With respect to the fifth item of the Agenda, the shareholders’ representative cast the proxy vote with respect to the 48,835,722 shares present and represented at Ordinary General Annual Meeting, and the vote tally resulted as follows: (i) affirmative vote of 40,369,920 shares (representing 82.66473464%of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting), (ii) dissenting vote of 310,214 shares, and (iii) abstention of 8,155,588 shares.

SIXTH ITEM OF THE AGENDA

Proposal, discussion and, if applicable, approval, of the replacement of Kenneth Ryan for Germán Losada as a member of the Board of Directors of the Company.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the sixth item of the Agenda:

“In this act, it is considered as rendered and approved, for all legal purposes, the substitution of Kenneth Ryan for Germán Losada, as independent member of the Board of Directors of the Company, in terms of Article 24 of the LMV and Article Twenty Sixth of the Company’s bylaws in force.

Likewise, in this act and for all legal purposes, the shareholders of the Company qualify Mr. Germán Losada as independent, in terms of Article 26 of the Securities Market Law and Article Eighteen, paragraph (vii) of the Company’s by-laws in force”.

With respect to the sixth item of the Agenda, the shareholders’ representative cast the proxy vote with respect to the 48,835,722 shares present and represented at the Ordinary Annual General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 40,369,945 shares (representing 82.66478583%of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting), (ii) dissenting vote of 309,119 shares, and (iii) abstention of 8,156,658 shares.

SEVENTH ITEM OF THE AGENDA

Proposal, discussion and, if applicable, approval, of compensation scheme for the members of the Board of Directors of the Company.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the seventh item of the Agenda:

“In this act, it is considered as rendered and approved, for all legal purposes, the emoluments corresponding to all the members of the Board of Directors of the Company -excluding its Chairman and Chief Executive Officer of the Company- for the 2022 fiscal year, consisting of: (i) a fee payment in the amount of US$80,000.00, payable in four quarterly installments, and (ii) the right to receive 25,000 Series “A” shares, representing the variable portion of the Company’s capital stock, within the framework of the Company’s Long-Term Incentive Plan, with the understanding that the right of such members of the Board of Directors to receive such emoluments shall be subject to their attendance to at least four meetings of the Board of Directors of the Company during the 2022 fiscal year”.

With respect to the seventh item of the Agenda, the shareholders’ representative cast the proxy vote with respect to the 48,835,722 shares present and represented at the Ordinary Annual General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 39,763,737 shares (representing 81.42346498%of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting), (ii) dissenting vote of 1,660,659 shares, and (iii) abstention of 7,411,326 shares.

EIGHTH ITEM OF THE AGENDA

Proposal, discussion and, if applicable, approval, of the maximum amount of funds that may be used for the purchase of the Company’s own shares (or debt securities representing them), in terms of the provisions of Article 56, Section IV of the LMV.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the eighth item of the Agenda:

“In this act, it is considered as rendered and approved, for all legal purposes, that up to USD$23,840 million (i.e., the total net income for fiscal year 2021, including retained earnings (retained earnings), less USD$1,255 million to be set aside to constitute the legal reserve), may be used for the purchase of the Company’s own shares (or debt securities representing them) during fiscal year 2022. In terms of the provisions of Article 56 section IV of the Securities Market Law, it is understood that if at December 31, 2022 said maximum amount has not been used in its entirety, the Company may allocate the remaining amount for such purpose during the 2023 fiscal year, and it is further understood, that the maximum amount that may be allocated to the repurchase fund during 2023 may be increased or modified by any subsequent shareholders’ meeting of the Company.”

With respect to the eighth item of the Agenda, the shareholders’ representative cast the proxy vote with respect to the 48,835,722 shares present and represented at the Ordinary Annual General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 48,713,695 shares (representing 99.75012758%of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting), (ii) dissenting vote of 9,792 shares, and (iii) abstention of 112,235 shares.

NINTH ITEM OF THE AGENDA

Designation of delegates to comply with the resolutions adopted at the Ordinary Annual General Meeting and, if applicable, to formalize them as appropriate; resolutions in this regard.

Below is an excerpt of the resolution adopted at the Ordinary Annual General Meeting in connection with the ninth item of the Agenda:

“It is hereby designated that Francisco José Grajales Pérez Rivero, Carlos Zamarrón Ontiveros, Gizeh Vicente Polo Ballinas, Crisanto Jesús Sánchez Carrillo, Diego Ernesto Aznar Gándara and Anamaría Melina Clares Pastrana, jointly or separately, by themselves or through the person they designate, if necessary, may appear before the notary public of their choice to request and grant the total or partial notarization of the present deed, as well as to issue the simple or certified copies, either in its entirety or in the pertinent part, of these minutes that may be requested of them, draft and sign the notices, publications, requests and writings that must be given in accordance with the applicable legal provisions and carry out the necessary formalities related to the matters approved at this Ordinary General Meeting.”

With respect to the ninth item of the Agenda, the shareholders’ representative cast the proxy vote with respect to the 48,835,722 shares present and represented at the Ordinary Annual General Meeting, and the vote tally resulted as follows: (i) affirmative vote of 48,712,265 shares (representing 99.7471994%of the total number of shares present and represented at the Annual General Ordinary Shareholders’ Meeting), (ii) dissenting vote of 8,262 shares, and (iii) abstention of 115,195 shares.

EXTRAORDINARY ANNUAL GENERAL MEETING

FIRST ITEM OF THE AGENDA

Proposal, discussion and, if applicable, approval, of certain amendments to the Company’s bylaws.

Below is an excerpt of the resolution adopted at the Extraordinary Annual General Meeting in connection with the first item of the Agenda:

“In this act, it is approved, for all legal purposes, the amendments to Articles One, Three, Six, Six, Ten, Seventeen, Twenty-Third, Twenty-Seventh, Thirtieth, Thirty-Fifth, Thirty-Eighth and Forty-Fourth of the Company’s bylaws; the foregoing, to the effect that, respectively: (i) the corporate name of the Company is deemed to be modified to “Vista Energy”, which will be followed by the words “Sociedad Anónima Bursátil de Capital Variable” or its abbreviation, “S.A.B. de C.V; “(ii) the necessary adjustments are deemed to have been made in order to eliminate the references to the act or set of acts by virtue of which the Company carries out one or more mergers, acquisitions of assets, acquisitions of shares, exchanges of shares, acquisitions of equity interests, combinations, consolidations, reorganizations or any other analogous business combination transaction (the “Initial Business Combination”) and other adjustments related thereto, since such Initial Business Combination was carried out at the time; (iii) Article Twenty-Three be deemed amended in order to correctly reflect the applicable legal provisions regarding the percentage of votes necessary to adopt resolutions at extraordinary shareholders’ meetings; and (iv) it be deemed permitted that the meetings of the Board of Directors of the Company and of the various committees of the Company be held by telephone or by video conference or by any other means that allows the effective and simultaneous participation of its members. By virtue of the foregoing, the integral amendment of the Company’s bylaws is hereby approved, and therefore, the same are drafted in accordance with the document attached hereto as Exhibit 3.”

As a consequence of what has been resolved herein, the validity of all the powers of attorney in force of the Company as of this date is ratified.

Finally, the Secretary of the Company, as well as the other directors, managers, officers and representatives, within the scope of their respective competencies and powers, are hereby instructed to carry out all acts necessary pursuant to this resolution or convenient in connection with the perfecting of the bylaws of the Company, as the same have been fully amended herein, including without limitation, the following (if necessary): (i) the issuance of new share certificates representing the capital stock of the Company, which comply with the requirements established in Article 125 of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles) and the applicable provisions contained in the Company’s bylaws, as they have been fully amended herein, (ii) the cancellation of the currently outstanding share certificates and the exchange of the same for new share certificates, (iii) the preparation and recording of all applicable entries in the Company’s corporate books and records, (iv) the preparation and delivery of all necessary notices to the appropriate governmental and regulatory authorities and public registries, as the case may be, and (v) to file the notices, formalities, responses, requests and updates that may be necessary or convenient in connection with the resolutions adopted herein, and, in general, to carry out such acts as may be required for such resolutions to become fully effective and have all their effects, including the completion of those formalities for updating the registration of the Company’s securities in the National Securities Registry maintained by the National Banking and Securities Commission (the CNBV) or taking of notice and other correlative and necessary formalities with the Bolsa Mexicana de Valores S. A.B. de C.V. and/or the S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V., or any other authority or agency to give effect to these resolutions.”

With respect to the first item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 86,401,632 shares present and represented at the Shareholders’ General Extraordinary Annual Meeting, and the vote tally resulted as follows: (i) affirmative vote of 86,182,554 shares (representing 99.74644229%of the total number of shares present and represented at the Annual General Extraordinary Shareholders’ Meeting), (ii) dissenting vote of 13,200 shares, and (iii) abstention of 205,878 shares.

SECOND ITEM OF THE AGENDA

Designation of delegates to comply with the resolutions adopted at the Extraordinary Annual General Meeting and, if applicable, to formalize them as appropriate; resolutions in this regard.

Below is an excerpt of the resolution adopted at the Extraordinary Annual General Meeting in connection with the second item of the Agenda:

“It is hereby designated that Francisco José Grajales Pérez Rivero, Carlos Zamarrón Ontiveros, Gizeh Vicente Polo Ballinas, Crisanto Jesús Sánchez Carrillo, Diego Ernesto Aznar Gándara and Anamaría Melina Clares Pastrana, jointly or separately, by themselves or through the person they designate, if necessary, may appear before the notary public of their choice to request and grant the total or partial notarization of the present deed, as well as to issue the simple or certified copies, either in its entirety or in the pertinent part, of these minutes that may be requested of them, draft and sign the notices, publications, requests and writings that must be given in accordance with the applicable legal provisions and carry out the necessary formalities related to the matters approved at this Extraordinary General Meeting.”

With respect to the second item of the Agenda, the shareholders’ representatives announced the proxy vote with respect to the 86,401,632 shares present and represented at the Shareholders’ General Extraordinary Annual Meeting, and the vote tally resulted as follows: (i) affirmative vote of 86,254,454 shares (representing 99.82965831%of the total number of shares present and represented at the Annual General Extraordinary Shareholders’ Meeting), (ii) dissenting vote of 10,666 shares, and (iii) abstention of 136,512 shares.

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